Exhibit 99.2

TripAdvisor, Inc. Q3 2017 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted; some calculations may not foot due to rounding)

During the third quarter we continued to make progress on our long-term growth initiatives, although re-igniting near-term Hotel segment growth has been more difficult than expected. Partners increasing marketing efficiency on our channel, which we outlined on our August call, as well as our decision to continue to manage to greater efficiency on performance-based marketing channels, caused Q3 TripAdvisor click-based and transaction revenue and revenue per hotel shopper to decline by 5% and 11%, respectively. These softer than expected click-based and transaction results led to negative 3% Hotel segment revenue growth in the period.

Despite the recent headwinds, we are pleased with our progress aligning our product experience with our consumer marketing campaigns, and we are confident this will enable us build more fruitful, long-lasting relationships with the more than 163 million average monthly hotel shoppers on our site during the quarter.

In our Non-Hotel segment, positive momentum continues to build, particularly in our Attractions and Restaurants businesses. Non-Hotel revenue grew 26% in Q3, and we are investing to broaden our marketplace, grow bookable supply, improve the product experience and further deepen traveler engagement with our platform throughout more moments of every trip.

We are striking an appropriate balance between near-term growth and profitability. Our television advertising investment was the primary driver of Q3 Hotel expense growth year-over-year, and prudent expense management across the business, as well as Non-Hotel strength, has enabled us to maintain our 2017 adjusted EBITDA expectations.

Our core TripAdvisor assets position us to capitalize on the $1.3 trillion global travel market opportunity. We have the world’s largest travel community, which grew 17% year-over-year to 455 million monthly unique visitors – more than half of which are on mobile devices – and our valuable travel content grew 32% to 570 million reviews and opinions during Q3. TripAdvisor’s influence on travel continues to grow and as we continue to help travelers find the best prices before they book their travel experiences, we believe we can drive long-term revenue growth, marketing efficiency and profit growth.

Q3 Hotel Segment Update

Our long-term Hotel growth strategy is to establish TripAdvisor as the best site not only for reviews, but also for finding the best price when booking a hotel. 2017 initiatives have been focused in two areas. First, on the product side we have improved our hotel shopping experience. Second, on the marketing front we are executing and optimizing our multi-year television advertising campaign aimed at raising awareness of TripAdvisor as a great place to price compare.

First, in regard to product, we continue to improve our new hotel shopping experience.

Since our product re-launch in May, user surveys have shown that TripAdvisor’s new brand look and feel as well as the new hotel shopping experience continues to resonate. We also continue to get better at merchandising the best hotel deals to the right consumer at the right time, and we continue making it easier for users to search, filter, and find the best hotel deals.

The product re-design has accelerated our ability to test-and-learn. This is especially evident on mobile, where the pace has more than doubled and has yielded strong monetization gains. Mobile revenue per hotel shopper again grew by double-digit percentages in Q3, our third straight quarter of strong revenue per hotel shopper improvement on that device. On the volume side, mobile hotel shoppers grew 29% in Q3 and is nearing 45% of total hotel shoppers. TripAdvisor-branded click-based and transaction revenue on mobile grew by more than 45% year-over-year in Q3. Improving mobile monetization, is a key priority for us and we are pleased with our progress.

Our second area of focus has been to grow and optimize our television advertising presence.

In Q3, we invested $42 million in television advertising, making a significant push in the U.S., Canada, France, Spain, the U.K. and Australia during Q3. This brought the total amount invested in Q2 and Q3 to $58 million against our $70-to-$80 million brand advertising budget for 2017. Just four months into our multi-year campaign, it is obviously still early days. However, we are developing the muscles required to make this marketing channel a success. As intended, unaided awareness of TripAdvisor as a price comparison site and as a booking site has grown. When hotel shoppers visited our site in Q3, we continued to see better performance in markets where we were on television compared to our non-television markets in terms of branded metrics such as visitors, hotel shoppers, clickers and bookers. Further, recent Google Trends data suggests that in television markets we have been able to counter-balance some of the branded search share losses that we have been experiencing over the past few years.

Our television advertising investment steps down seasonally in Q4, and we continue to work on a number of optimizations that will further enhance the campaign’s effectiveness next year. We expect to grow our television campaign’s size and expand its reach and, as opposed to its late start in June 2017, we expect our campaign to be live during each quarter in 2018.

Our data shows that the quality of our leads has been increasing, another positive indicator from our product and marketing work. Yet while the fundamental economic value of our traffic has improved, overall revenue per hotel shopper growth was negative 11% in Q3, decelerating from negative 2% in Q2, indicating that partners have increased their profitability targets on our channel. We do not control what our partners are willing to pay for leads, however, our ongoing initiatives are aimed at driving higher click-to-book conversion for partners, positioning us for greater revenue per hotel shopper over time.

To fund these strategic growth initiatives with attractive, long-term payback we have prudently managed expenses in order to mitigate bottom line impacts.

In Q3, outside of our $42 million television advertising investment, which was not part of our 2016 investment mix, we kept Hotel segment expense growth essentially flat. We will continue to invest in performance-based marketing channels, but will continue re-allocating some of our more marginal spend in the online marketing budget towards brand advertising. This we believe will enable us to effectively deliver our consumer message around best prices as well as to build a more durable, long-lasting direct consumer relationship that supports healthier long-term business economics. Our television advertising campaign is off to a good start thus far and we expect it will become a bigger component of our direct marketing budget next year.

Lower revenue per hotel shopper in Q3 had an outsized impact on our ability to invest in performance-based marketing channels. This, combined with removing some of our less-efficient performance-based marketing spend and longer-term payback from television advertising, caused average monthly unique hotel shopper growth to decelerate throughout Q3 and to be flat in October. This trend may challenge hotel shopper growth in Q4 and through the first half of next year.

On the profit side, television advertising accounted for a significant part of the $48 million year-over-year decline in Q3 Hotel segment adjusted EBITDA. We have been able to make ROAS improvements in this channel and expect to continue to do so as we further optimize the campaign.

In sum, we are making progress against our 2017 initiatives. Product and marketing have shown early positive signs, and we are optimizing our marketing mix for maximum long-term benefit. The near-term will remain volatile, but we are confident that we are on the right path. In the meantime, we are managing our investment levels to mitigate near-term bottom line impacts as we pursue our long-term goals.

Q3 Non-Hotel Segment Update

In our Non-Hotel segment, Q3 was another strong quarter in a year where our ongoing investments in user experience, bookable supply and marketing efficiency are driving strong bookings and revenue growth.

Attractions continues to be a key driver of Non-Hotel segment revenue and profit growth, as we continue to drive both partner supply and traveler demand growth in our marketplace. Bookable products growth accelerated to more than 30% year-over-year to nearly 71,000 and we are matching that with strong demand growth. This is netting out in continued strong bookings growth, particularly on mobile, as we match more users with more great travel experiences in more moments throughout a trip. Bookings continue to grow nicely on Viator’s site, and TripAdvisor-sourced bookings have doubled in the past year. Driving revenue synergies from matching TripAdvisor’s global demand with more bookable travel experiences remains our biggest current and future growth driver of the business. We believe we have a long growth runway ahead.

We are equally pleased with progress in our Restaurants business, another area where the TripAdvisor brand and global demand is a unique competitive advantage. Restaurants continued on its strong revenue growth trajectory in Q3, and turned adjusted EBITDA positive in the quarter amidst continued investment in sales, marketing and product experience. On the transaction side of this business, bookable listings grew by more than 20% year-over-year to nearly 46,000 restaurants. Repeat booking rates remained healthy and seated diners grew by over 40% year-over-year. Also, we have seen accelerating interest in our TripAdvisor Premium media product and we are growing this high-margin revenue product quickly since our launch late last year. Our sales pipeline is expanding nicely as restauranteurs are keenly interested in increasing their visibility on TripAdvisor’s approximately one billion restaurant page views per month.

Turning to Vacation Rentals, our Free-to-List product has continued to be a better experience for users. Users can now book more than 80% of our property listings online and we also launched our instant booking feature to make booking an alternative accommodation as frictionless as booking a hotel. All of our supply and product work has contributed to a sustained year-over-year interest-to-booking conversion increase. This remains a complementary, profitable business for us and it nicely rounds out consumers’ accommodation options on TripAdvisor.

Q3 Non-Hotel segment revenue grew 26%, powered by traction in our Attractions and Restaurants businesses. Continued strong revenue growth in these businesses, increased marketing and operational efficiency in Attractions as well as typical summer seasonality in our Attractions and Vacation Rentals businesses drove significant profit improvement in the quarter, delivering $44 million of adjusted EBITDA and 35% adjusted EBITDA margin. We are pleased we continue to drive strong topline growth while also demonstrating this segment’s attractive longer-term margin potential.

Over the past three years, we have been building three very valuable businesses within the Non-Hotel segment. The flywheel is gaining momentum and, given our large opportunity ahead, we will continue to invest to maximize near-term growth and long-term profitability.

Financial Outlook

As a reminder, the ongoing changes in traffic mix towards lower-monetizing mobile devices and paid marketing channels, competitive dynamics, bidding volatility in our click-based auction and macro-economic events – among a number of other factors outside of our control – can limit our visibility into near-term financial performance. We endeavor to be as accurate as possible with our forward-looking commentary, though the aforementioned factors can cause actual results to vary materially.

Recent partner bidding trends and our re-allocation of dollars away from online channels with short-term payback will cause click-based and transaction revenue growth to slow further in Q4. As a result, we expect approximately flat click-based and transaction revenue growth and low-single digit consolidated revenue growth for 2017. However, investment discipline across our business enables us to maintain our 2017 adjusted EBITDA outlook of flat to down compared to

2016, and we expect that the year-over-year adjusted EBITDA performance in Q4 will improve relative to Q3.

We are early in our 2018 planning cycle, but would like to share some preliminary thoughts as we head into next year. We expect that recent trends in our click-based and transaction revenue and associated performance-based marketing spend will continue into 2018. While this will challenge near-term Hotel revenue growth, we will continue to actively manage paid marketing efficiency and other operating expenses. In Non-Hotel, we expect continued growth in 2018. Across both segments, we will continue to strike an appropriate balance between growth and profitability as we aim for long-term shareholder value creation.

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TripAdvisor’s third quarter 2017 earnings press release is available on the Investor Relations section of the TripAdvisor website at http://ir.tripadvisor.com/. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on November 6, 2017, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Forward-Looking Statements:

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part II. Item 1A. "Risk Factors" of our Quarterly Report on Form 10-Q. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures:

These prepared remarks may include references to non-GAAP measures, such as adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. The earning press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on November 6, 2017, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.